Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-41306)
2.	Registration Statement (Form S-3 No. 333-157647)
3.	Registration Statement (Form S-3 No. 333-179737)
4.	Registration Statement (Form S-4 No. 333-147473)
5.	Registration Statement (Form S-4 No. 333-189004)
6.	Registration Statement (Form S-4 No. 333-189000)
7.	Registration Statement (Form S-8 No. 333-166969) pertain to 2010 Performance and Equity Incentive Plan
8.	Registration Statement (Form S-8 No. 333-155289) pertaining to 2008 Employee Stock Purchase Plan
9.	Registration Statement (Form S-8 No. 333-69236) pertaining to 2001 Equity Participation Plan
10.	Registration Statement (Form S-8 No. 333-139006) pertaining to 2001 Equity Participation Plan, as Amended and Restated on May 16, 2002

of our reports dated February 26, 2014 with respect to the consolidated financial statements of SBA Communications Corporation and Subsidiaries and the effectiveness of internal control over financial reporting of SBA Communications Corporation and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Certified Public Accountants

Boca Raton, Florida

February 26, 2014